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As filed with the Securities and Exchange Commission on April 29, 2020

Registration Nos. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Principal Financial Group, Inc. (Exact name of registrant as specified in its charter)	Principal Financial Services, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Iowa (State or other jurisdiction of incorporation or organization)
42-1520346 (I.R.S. Employer Identification Number)	42-1520348 (I.R.S. Employer Identification Number)
711 High Street Des Moines, Iowa 50392 (515) 247-5111 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)	711 High Street Des Moines, Iowa 50392 (515) 247-5111 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Please address a copy of all communications to:

Christopher J. Littlefield Executive Vice President, General Counsel & Secretary 711 High Street Des Moines, Iowa 50392 (515) 247-5111	Thomas M. Kelly Peter J. Loughran Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

Approximate date of commencement of the proposed sale to the public:
From time to time after this Registration Statement becomes effective.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definition of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum aggregate offering price/Amount of registration fee(1)

Common Stock of Principal Financial Group, Inc., par value $0.01 per share

Debt Securities of Principal Financial Group, Inc.(2)

Preferred Stock of Principal Financial Group, Inc., par value $0.01 per share

Depositary Shares of Principal Financial Group, Inc.(3)

Warrants of Principal Financial Group, Inc.

Purchase Contracts of Principal Financial Group, Inc.(4)

Purchase Units of Principal Financial Group, Inc.(5)

Guarantees of Principal Financial Services, Inc.(6)

Total

(1)
An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee.

(2)
The Debt Securities of Principal Financial Group, Inc. issued hereunder may include senior debt securities, subordinated debt securities and junior subordinated debt securities.

(3)
The Depositary Shares issued hereunder will be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event Principal Financial Group, Inc. elects to offer to the public fractional interests in Debt Securities or shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and Debt Securities or shares of Preferred Stock, as the case may be, will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

(4)
Representing rights to purchase Common Stock, Preferred Stock or other securities, property or assets.

(5)
Representing ownership of Purchase Contracts and Debt Securities, undivided beneficial ownership interests in Debt Securities, Depositary Shares representing fractional interests in Debt Securities or shares of Preferred Stock or debt obligations of third parties, including U.S. Treasury Securities.

(6)
Principal Financial Services, Inc. may guarantee the obligations of Principal Financial Group, Inc. with respect to one or more non-convertible securities, other than Common Stock, of Principal Financial Group, Inc. being registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to any such guarantee by Principal Financial Services, Inc.

PROSPECTUS

Principal Financial Group, Inc.

Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Purchase Units

as Described in this Prospectus
and the Accompanying Prospectus Supplement
by Principal Financial Group, Inc.

        By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

        We will provide specific terms of any securities and any associated subsidiary guarantee to be offered in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

        We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

        Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

        Our Common Stock is listed on the Nasdaq Global Select Market ("Nasdaq") under the symbol "PFG".

        We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2020

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we or any of our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, change, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation by Reference." You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Principal Financial Group, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Principal Financial Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to "Principal," "we," "us" and "our" or similar terms are to Principal Financial Group, Inc. and its subsidiaries, references to the "Subsidiary Guarantor" are to Principal Financial Services, Inc., and references to "Principal Life" are to Principal Life Insurance Company.

 FORWARD-LOOKING STATEMENTS

        Certain of the statements contained in this prospectus or incorporated by reference are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors, including but not limited to, those set forth in our most recently filed Annual Report on Form 10-K (as updated from time to time). These factors include:

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  adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, as well as our access to capital and cost of capital;

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  conditions in the global capital markets and the economy generally may materially and adversely affect our business and results of operations;

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  the ongoing COVID-19 pandemic and the resulting financial market impacts could adversely affect our business, results of operations, financial condition and liquidity;

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  volatility or declines in the equity, bond or real estate markets could reduce our assets under management ("AUM") and may result in investors withdrawing from the markets or decreasing their rates of investment, all of which could reduce our revenues and net income;

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  changes in interest rates or credit spreads or a sustained low interest rate environment may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period to period;

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  the elimination of the London Inter-Bank Offered Rate (LIBOR) may affect the value of certain derivatives and floating rate securities we hold or have issued and the profitability of certain real estate lending activity or businesses;

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  our investment portfolio is subject to several risks that may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues, AUM and net income;

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  our valuation of investments and the determinations of the amount of allowances and impairments taken on our investments may include methodologies, estimations and assumptions which are subject to differing interpretations and, if changed, could materially adversely affect our results of operations or financial condition;

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  any impairments of or valuation allowances against our deferred tax assets could adversely affect our results of operations and financial condition;

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  we may face losses on our insurance and annuity products if our actual experience differs significantly from our pricing and reserving assumptions;

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  the pattern of amortizing our deferred acquisition cost asset and other actuarial balances on our universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change, impacting both the level of the deferred acquisition cost asset and other actuarial balances and the timing of our net income;

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  changes in laws or regulations may reduce our profitability or impact how we do business;

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  we may not be able to protect our intellectual property and may be subject to infringement claims;

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  our ability to pay stockholder dividends and meet our obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life;

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  changes in accounting standards may adversely affect our reported results of operations and financial condition;

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  litigation and regulatory investigations may affect our financial strength or reduce our profitability;

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  from time to time we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest and penalties in amounts that may be material;

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  applicable laws and our certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests;

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  competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, may impair our ability to retain existing customers, attract new customers and maintain our profitability;

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  technological and societal changes may disrupt our business model and impair our ability to retain existing customers, attract new customers and maintain our profitability;

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  damage to our reputation may adversely affect our revenues and profitability;

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  a downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales, terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition;

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  client terminations or withdrawals or changes in investor preferences may lead to a reduction in revenues for our asset management and accumulation businesses;

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  guarantees within certain of our products that protect policyholders may decrease our net income or increase the volatility of our results of operations or financial position under U.S. generally accepted accounting principles if our hedging or risk management strategies prove ineffective or insufficient;

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  if we are unable to attract and retain qualified employees and sales representatives and develop new distribution sources, our results of operations, financial condition and sales of our products may be adversely impacted;

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  an interruption in telecommunication, information technology, or other systems, or a failure to maintain the confidentiality, integrity, or availability of data residing on such systems, could disrupt our business, damage our reputation and adversely impact our profitability;

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  our international businesses face political, legal, operational and other risks that could reduce our profitability in those businesses;

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  we face risks arising from our participation in joint ventures;

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  we may need to fund deficiencies in our closed block assets;

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  a pandemic, terrorist attack, military action or other catastrophic event could adversely affect our operations, net income or financial condition;

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  our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and financial condition;

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  we face risks related to our acquisition of Wells Fargo Bank, N.A.'s Institutional Retirement & Trust business;

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  we face risks arising from future acquisitions of businesses;

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  loss of key vendor relationships or failure of a vendor to protect information of our customers or employees could adversely affect our business or result in losses;

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  our enterprise risk management framework may not be fully effective in identifying or mitigating all of the risks to which we are exposed;

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  our financial results may be adversely impacted by global climate changes; and

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  the risk factors or uncertainties listed from time to time in any prospectus supplement or any document incorporated into this prospectus by reference.

        Except as required by applicable law, we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise.

v

 NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

        In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and the accompanying prospectus supplements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Principal, its subsidiaries or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

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  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

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  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

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  may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

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  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

        Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Principal and its subsidiaries may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as Principal's other public filings, which are available without charge through the SEC's website at www.sec.gov.

PRINCIPAL FINANCIAL GROUP, INC.

        Principal Financial Group, Inc. is a leader in global investment management, offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement, asset management and insurance through our diverse family of financial services companies. We had $631.1 billion in assets under management as of March 31, 2020.

        Our global asset management businesses serve a broad range of investors worldwide. We provide long-term investment strategies to institutional, retirement, high net worth and retail clients by offering a range of capabilities including equity, fixed income, real estate and other alternative investments, as well as fund offerings.

        In the U.S., we offer a broad array of retirement and employee benefit solutions and individual insurance solutions to meet the needs of the business owner and their employees. We are a leading provider of corporate defined contribution plans. We are also a leading employee stock ownership plan consultant. In addition, we are a leading provider of nonqualified plans, defined benefit plans and plan termination annuities. We are also one of the largest providers of specialty benefits insurance product solutions. We believe small- and medium-sized businesses are an underserved market, offering attractive growth opportunities in the retirement and employee benefit markets.

        Additionally, we believe we have a significant opportunity to leverage our U.S. retirement expertise in select international markets that have adopted or are moving toward private sector defined contribution pension systems. Our international asset management and accumulation businesses focus on the opportunities created as aging populations around the world drive increased demand for retirement accumulation, retirement asset management and retirement income management solutions.

        We organize our businesses into the following reportable segments:

        Retirement and Income Solutions, which offers a comprehensive portfolio of products and services for retirement savings and retirement income to businesses of all sizes, large institutional clients, and employees of businesses and other individuals, as well as trust and custody services for non-retirement businesses;

        Principal Global Investors, which manages assets for sophisticated investors around the world, using focused investment teams that provide diverse investment capabilities including equity, fixed income, real estate and other alternative investments, focusing on providing services to our other segments in addition to our retail mutual fund and third-party institutional clients;

        Principal International, which offers pension accumulation products and services, mutual funds, asset management, income annuities and life insurance accumulation products through operations in Latin America (Brazil, Chile, and Mexico) and Asia (China, Hong Kong Special Administrative Region, India, and Southeast Asia); and

        U.S. Insurance Solutions, which offers individual and group insurance solutions, focusing on providing comprehensive insurance solutions for small- and medium-sized businesses and their owners and executives.

        We also have a Corporate segment, which consists of the assets and activities that have not been allocated to any other segment.

        The principal executive office for both Principal Financial Group, Inc. and Principal Financial Services, Inc. is located at 711 High Street, Des Moines, Iowa 50392, and the telephone number is (515) 247-5111.

 USE OF PROCEEDS

        Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in subsidiaries, acquisitions and refinancing of debt, including commercial paper and other short-term indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

 DESCRIPTION OF GUARANTEE OF PRINCIPAL FINANCIAL SERVICES, INC.

        Principal Financial Services, Inc. may guarantee, fully and unconditionally or otherwise, our obligations with respect to any non-convertible securities, other than common stock, as described in the applicable prospectus supplement.

        If Principal Financial Services, Inc. guarantees these obligations under any such securities, we will tell you in the applicable prospectus supplement and describe the terms of such subsidiary guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such subsidiary guarantee will be an unsecured obligation of Principal Financial Services, Inc. and will be enforceable against Principal Financial Services, Inc. without any need to first enforce against Principal Financial Group, Inc.

 DESCRIPTION OF DEBT SECURITIES

        We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the "debt securities." The senior debt securities will rank equally in right of payment with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

        We will issue the senior debt securities in one or more series under an indenture, which we refer to as the "senior indenture," entered into among us, Principal Financial Services, Inc. which we refer to in this prospectus as the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee dated as of May 21, 2009. We will issue subordinated debt securities in one or more series under an indenture, which we refer to as the "subordinated indenture," to be entered into, among us, the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

        We may from time to time without notice to, or the consent of, the holders of the debt securities, create and issue additional debt securities under the indentures having the same terms and conditions as existing debt securities, so that such additional debt securities may be consolidated and form a single series with existing debt securities and have the same terms as to ranking, status, redemption and otherwise as existing debt securities.

        The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a holder of our debt securities. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt securities. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

The Debt Securities Are Unsecured Obligations

        Our debt securities will be unsecured obligations and our senior debt securities will be unsecured and will rank equally in right of payment with all of our other senior unsecured and unsubordinated obligations.

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the debt securities and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the debt securities, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including those of the Subsidiary Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See "—Subordination under the Subordinated Indenture" and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

        We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

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  title of the debt securities,

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  any limit upon the aggregate principal amount of the series,

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  maturity date(s) or the method of determining the maturity date(s),

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  interest rate(s) or the method of determining the interest rate(s),

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  dates on which interest will be payable and circumstances, if any, in which interest may be deferred,

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  dates from which interest will accrue and the method of determining those dates,

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  place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange,

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  place or places where notices and demands relating to the debt securities and the indentures may be made,

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  redemption or early payment provisions pursuant to any sinking fund or similar provisions,

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  authorized denominations if other than denominations of $1,000 or integral multiples of $1,000,

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  currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

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  any additions, modifications or deletions, in the events of default or covenants of Principal Financial Group, Inc. specified in the indenture relating to the debt securities,

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  if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

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  any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

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  any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts,

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  whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities,

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  whether the debt securities will be issued in whole or in part in the form of one or more global securities,

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  identity of the depositary for global securities,

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  appointment of any paying agent(s),

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  the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of Principal Financial Group, Inc. or any other person and any changes to the indenture to permit or facilitate such conversion or exchange,

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  in the case of the subordinated indenture, any provisions regarding subordination,

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  provided the debt securities are non-convertible, whether the Subsidiary Guarantor will guarantee our obligations under the debt securities and, if so, the material terms of such subsidiary guarantee, and

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  any other special terms of such debt securities or related guarantee.

        Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See "Description of Warrants" and "Description of Purchase Contracts."

Special Payment Terms of the Debt Securities

        We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

        The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

        We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount and bearing the same interest rate.

        You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Debt Securities

        We may issue all or any part of a series of debt securities in the form of one or more global securities. We will appoint the depositary holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except:

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  by the depositary to its nominee,

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  by a nominee of the depositary to the depositary or another nominee, or

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  by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Security

        If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

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  will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

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  will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

  •
  will not be considered the owner or holder of the debt securities under the indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Debt Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

        Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agents

        Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate.

        Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

        Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

        Unless we state otherwise in an applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

  Redemption Price

        Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

  Notice of Redemption

        Unless we state otherwise in an applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

        We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless:

  •
  we will be the surviving company in any merger or consolidation,

  •
  if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities,

  •
  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

  •
  other conditions described in the relevant indenture are met.

        This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant would not apply to any recapitalization transaction, a change of control of Principal Financial Group, Inc. or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Limitations upon Liens

        The indentures provide that neither we nor any of our restricted subsidiaries are permitted, directly or indirectly, to create, issue, assume, incur, guarantee or become liable with respect to any indebtedness for money borrowed which is secured by a lien on any of the present or future common stock of a restricted subsidiary, unless the debt securities, and if we so elect, any of our other indebtedness ranking at least pari passu with the debt securities, shall be secured equally and ratably with, or prior to, such other secured indebtedness for money borrowed so long as it is outstanding.

        When we use the term "restricted subsidiary," we mean Principal Life Insurance Company and any other subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the life, annuity, property and casualty insurance businesses. However, no subsidiary, other than Principal Life Insurance Company, is a restricted subsidiary:

  •
  if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

  •
  if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of us and our subsidiaries taken as a whole.

Modification and Waiver

  Modification

        We, the trustee and, if applicable, the Subsidiary Guarantor may modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

  •
  change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security,

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  reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security,

  •
  change the place of payment, or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable,

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  impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date,

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  reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture,

  •
  modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected,

  •
  modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities, or

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  modify the provisions with respect to any outstanding guarantee of any debt securities in a manner materially adverse to the holders of such outstanding debt securities.

  Waiver

        The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

        Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

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  default for 30 days in the payment of any interest when due,

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  default in the payment of principal, or premium, if any, when due,

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  default in the performance, or breach, of any covenant or warranty in the indenture for 90 days after written notice,

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  certain events of bankruptcy, insolvency or reorganization,

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  any other event of default described in the applicable board resolution, guarantee or supplemental indenture under which the series of debt securities is issued.

        We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

  Effect of an Event of Default

        If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration.

        If an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

        Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indentures (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person's) request, order or direction, unless you have (or such other person has) offered to the trustee security or indemnity satisfactory to the trustee. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

  Legal Proceedings and Enforcement of Right to Payment

        You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered security or indemnity satisfactory to the trustee, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

        Each indenture provides that when, among other things, all debt securities of a series not previously delivered to the trustee for cancellation:

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  have become due and payable,

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  will become due and payable at their stated maturity within one year, or

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  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we deposit or cause to be deposited with the trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount (such amount to be certified in the case of United States government obligations) to be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect with respect to debt securities of such series, and we will be deemed to have satisfied and discharged the indenture with respect to debt securities of such series. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

Defeasance and Covenant Defeasance

        Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under "Limitation upon Liens" and "Consolidation, Merger and Sale of Assets" and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if:

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  we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series,

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  we deliver to the trustee an opinion of counsel to the effect that:

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  the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

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  the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the debt securities of that series, in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, that result would not occur under current tax law,

  •
  no event of default under the indenture has occurred and is continuing,

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  such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

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  such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

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  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

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  other conditions specified in the indentures are met.

        The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined below under "Subordination under the Subordinated Indenture," and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

        We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets you would receive would be issued or delivered.

Subordination Under the Subordinated Indenture

        In the subordinated indenture, we have agreed, and holders of subordinated indebtedness will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the subordinated indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

        If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

        We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:

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  a default in any payment on senior indebtedness then exists,

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  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

  •
  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

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  every obligation of, or any obligation guaranteed by, that person for money borrowed,

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  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

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  every capital lease obligation of that person,

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  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

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  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other indebtedness which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The subordinated indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustees

        The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

        Each of the trustees may act as depositary for funds of, makes loans to, and performs other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

        We may offer junior subordinated debt securities. We refer to the junior subordinated debt securities in this prospectus as the "junior subordinated debt securities." The junior subordinated securities will be unsecured, subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior indebtedness as defined in the junior subordinated indenture, which includes all debt issued under our senior indenture or subordinated indenture.

        We will issue the junior subordinated debt securities in one or more series under an indenture, which we refer to as the "junior subordinated indenture," entered into among us, the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee dated as of May 7, 2015.

        We may from time to time and without notice to, or consent of, the holders of the junior subordinated debt securities, create and issue additional junior subordinated debt securities under the junior subordinated indenture having the same terms and conditions as existing junior subordinated debt securities, so that such additional junior subordinated debt securities may be consolidated and form a single series with existing junior subordinated debt securities and have the same terms as to ranking, status, redemption and otherwise as existing junior subordinated debt securities.

        The following description of the terms of the junior subordinated debt securities is a summary. It summarizes only those terms of the junior subordinated debt securities which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated indenture.

Ranking of the Junior Subordinated Debt Securities

        The junior subordinated debt securities will be unsecured obligations and will rank equally in right of payment with all of our other junior subordinated obligations, including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities. See "—Subordination."

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the junior subordinated debt securities and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the junior subordinated debt securities, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Subsidiary Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See "—Subordination" and the prospectus supplement relating to any offering of securities.

Terms of the Junior Subordinated Debt Securities

        We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities. These may include:

  •
  the title and any limit upon the aggregate principal amount,

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  the date(s) on which the principal is payable or the method of determining those date(s),

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  the interest rate(s) or the method of determining these interest rate(s),

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  the date(s) on which interest will be payable or the method of determining these date(s),

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  the circumstances in which interest may be deferred, if any,

  •
  the regular record date or the method of determining this date,

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  the place or places where we may pay principal, premium, if any, and interest,

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  the redemption or early payment provisions,

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  the authorized denominations,

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  the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debt securities,

  •
  additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated indenture,

  •
  if other than the principal amount of the junior subordinated debt securities, the portion of the principal amount that will be payable upon acceleration of the date on which principal is payable,

  •
  additions to or changes to the junior subordinated indenture necessary for the issuance of junior subordinated debt securities in bearer form, registrable as to principal or not and with interest coupons or not,

  •
  any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

  •
  whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debt securities,

  •
  whether we will issue the junior subordinated debt securities, in whole or in part, in the form of one or more global securities,

  •
  the appointment of the trustee or any person authorized to pay principal, premium, if any, and interest,

  •
  the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debt securities into cash or other securities or property,

  •
  whether the junior subordinated debt securities will be senior or subordinated to other series of junior subordinated debt securities, and whether other subordination provisions will apply,

  •
  provisions granting special rights to holders of the junior subordinated debt securities upon the occurrence of specific events,

  •
  whether the junior subordinated debt securities will be defeasible, and the manner in which we will evidence any choice to defease the junior subordinated debt securities,

  •
  any special tax considerations of the junior subordinated debt securities,

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  any change in the right of the Trustee or holders of the junior subordinated debt securities to declare principal due and payable,

  •
  the provisions of the junior subordinated indenture that do not apply to the junior subordinated debt securities,

  •
  provided the junior subordinated debt securities are non-convertible, whether the Subsidiary Guarantor will guarantee, on an unsecured junior subordinated basis, our obligations under the junior subordinated debt securities and, if so, the material terms of such subsidiary guarantee, and

  •
  any other special terms of such junior subordinated debt securities or related guarantee.

Special Payment Terms of the Junior Subordinated Debt Securities

        We may issue junior subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.

        The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities and the foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe special United States federal income tax, accounting and other considerations relating to the junior subordinated debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

        Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Junior subordinated debt securities of any series will be exchangeable for other junior subordinated debt securities of the same issue and series, of any authorized denomination of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

        You may present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you may be obligated to pay any taxes and other governmental charges as described in the junior subordinated indenture. We will appoint the trustee as securities registrar under the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

        If we redeem any junior subordinated debt securities, neither we nor the trustee will be required to:

  •
  issue, register the transfer of, or exchange junior subordinated debt securities during a period beginning at the opening of business 15 calendar days before the day of selection for redemption of the junior subordinated debt securities and ending at the close of business on the day of mailing of the relevant notice of redemption, or

  •
  register, transfer or exchange any junior subordinated debt securities selected for redemption, except for any portion not redeemed of any junior subordinated debt security that is being redeemed in part.

Global Junior Subordinated Debt Securities

        We may issue a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will identify the depositary holding the global junior subordinated debt securities in the applicable prospectus supplement. We will issue global junior subordinated debt securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debt security, a global junior subordinated debt security may not be transferred except as a whole:

  •
  by the depositary to its nominee,

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  by a nominee of the depositary to the depositary or another nominee, or

  •
  by the depositary or any nominee to a successor depositary, or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Junior Subordinated Debt Security

        If we issue a global junior subordinated debt security, the depositary for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debt securities, or by us if the junior subordinated debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

        So long as the depositary or its nominee is the registered owner of the global junior subordinated debt security, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated indenture. Except as provided below, you:

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  will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name,

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  will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form, and

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  will not be considered the owner or holder of the junior subordinated debt security under the junior subordinated indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium and interest payments on global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt security or its nominee. The depositary for the junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Junior Subordinated Debt Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and to any limitations described in the prospectus supplement relating to the junior subordinated debt securities, determine not to have any junior subordinated debt securities represented by one or more global junior subordinated debt securities. If that occurs, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security.

        Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary for the global junior subordinated debt security, receive individual junior subordinated debt securities in exchange for your beneficial interest in a global junior subordinated debt security, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities. In that instance, you will be entitled to physical delivery of individual junior subordinated debt securities equal in principal amount to that beneficial interest and to have the junior subordinated debt securities registered in your name. Unless we otherwise specify, those individual junior subordinated debt securities will be issued in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agents

        Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.

        Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

        Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

        Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem junior subordinated debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

  Redemption Price

        Unless otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security redeemed shall be equal to 100% of the principal amount plus any accrued and unpaid interest as of the redemption date, provided however, that installments of accrued and unpaid interest whose stated maturity is on or prior to the redemption date will be payable to the holders of such securities, or one or more predecessor securities, registered as such at the close of business on the relevant regular record dates, unless otherwise so specified.

  Notice of Redemption

        Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Consolidation, Merger, Sale of Assets and Other Transactions

        We will not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us, unless the Company is the surviving person or:

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  if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person shall be a corporation, partnership, trust or limited liability company organized and validly existing under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debt securities,

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  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

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  other conditions described in the junior subordinated indenture are met.

        The general provisions of the junior subordinated indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

Option to Defer Payment of Interest

        If provided in the applicable prospectus supplement, so long as no event of default with respect to the junior subordinated debt securities of such series has occurred and is continuing, we will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not defer payment of interest beyond the final maturity of such series of junior subordinated debt securities. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.

        If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

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  declare or pay any dividends or other distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, or

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  make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities or make any guarantee payments pursuant to any guarantee issued by us of any debt securities of any of our subsidiaries that in each case rank equally with the junior subordinated debt securities or junior to the junior subordinated debt securities.

Modification and Waiver

  Modification

        We, the trustee and, if applicable, the Subsidiary Guarantor may, without the consent of the holders of junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of junior subordinated debt securities. We may also amend the junior subordinated indenture to maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.

        We, the trustee and, if applicable, the Subsidiary Guarantor may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debt securities affected, modify the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debt securities. However, no modification may, without the consent of the holder of each outstanding junior subordinated debt security affected:

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  change the stated maturity of the junior subordinated debt securities,

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  reduce the principal amount of the junior subordinated debt securities,

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  reduce the rate or, except as permitted by the junior subordinated indenture and the terms of the series of junior subordinated debt securities, extend the time of payment of interest on the junior subordinated debt securities.

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  modify the subordination provisions of the junior subordinated indenture with respect to the subordination of a series of junior subordinated debt securities or the subsidiary guarantee in any manner materially adverse to the holders of such series, or

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  reduce the percentage of principal amount of the junior subordinated debt securities, the holders of which are required to consent to the modification of the junior subordinated indenture.

        In addition, we, the trustee and, if applicable, the Subsidiary Guarantor may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

  Waiver

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debt securities may rescind and annul the declaration of an event of default and its consequences if:

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  the event of default is other than our non-payment of the principal of the junior subordinated debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

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  we have paid or deposited with the trustee a sum sufficient to pay:

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  all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

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  certain amounts owing to the trustee, its agents and counsel.

        The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities affected by the default may, on behalf of the holders of all the junior subordinated debt securities of such series, waive any past default with respect to such series and its consequences, except a default (1) in the payment of the principal of, or premium, if any, or interest on, any junior subordinated debt security of such series or (2) in respect of a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security affected.

Events of Default

        Under the terms of the junior subordinated indenture, the events that constitute an event of default for a series of junior subordinated debt securities will include:

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  certain events of our bankruptcy, insolvency or receivership, and

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  any other event specified in the applicable board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

        Unless we state otherwise in the applicable prospectus supplement, there shall be no right of acceleration of principal and accrued but unpaid interest on any series of junior subordinated debt securities in the case of any default in the payment of principal of, premium, if any, or interest in such series of junior subordinated debt securities or any failure by us or, if applicable, the Subsidiary Guarantor to comply with any covenant contained in the junior subordinated indenture or the junior subordinated debt securities of such series.

  Effect of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debt securities may declare the principal and accrued but unpaid interest due and payable immediately upon an event of default (other than an event of default relating to our bankruptcy, insolvency or reorganization). If an event of default relating to our bankruptcy, insolvency or reorganization occurs, the principal amount of all junior subordinated debt securities of the series shall automatically, and without any declaration or other action on the part of the trustee or any holder of junior subordinated debt securities, become due and payable.

        We will be required under the junior subordinated indenture to file annually with the junior subordinated indenture trustee a certificate of compliance.

Satisfaction and Discharge

        The junior subordinated indenture provides that when, among other things, all junior subordinated debt securities of a series not previously delivered to the trustee for cancellation:

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  have become due and payable, or

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  will become due and payable at their stated maturity within one year of the date of deposit, or

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  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at our expense, and we deposit or cause to be deposited with the trustee, in trust, (1) money; (2) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (3) a combination thereof, in each case in an amount sufficient to pay and discharge, and which shall be applied by the trustee to pay and discharge, the entire indebtedness on the junior subordinated debt securities of such series not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the junior subordinated indenture will cease to be of further effect with respect to junior subordinated debt securities of such series and we will be deemed to have satisfied and discharged the indenture with respect to junior subordinated debt securities of such series. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated indenture.

Defeasance and Covenant Defeasance

        Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the junior subordinated debt securities at any time, and that we may also be released from our obligations described above under "Consolidation, Merger, Sale of Assets and Other Transactions" and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if:

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  we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding junior subordinated debt securities of that series,

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  we deliver to the trustee an opinion of counsel to the effect that:

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  the holders of the junior subordinated debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

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  the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the junior subordinated debt securities of that series, in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, that result would not occur under current tax law,

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  no event of default under the junior subordinated indenture has occurred and is continuing,

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  such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

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  such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

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  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

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  other conditions specified in the junior subordinated indenture are met.

        The junior subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined below under "Subordination," and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

        We may issue junior subordinated debt securities that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the securities, property or assets you would receive would be issued or delivered.

Subordination

        In the junior subordinated indenture, we have agreed, and holders of junior subordinated debt securities will be deemed to have agreed, that any junior subordinated debt securities are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

        If the maturity of any junior subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

        We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debt securities or for the acquisition of junior subordinated debt securities (other than any sinking fund payment) if:

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  a default in any payment on senior indebtedness then exists,

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  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

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  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

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  every obligation of, or any obligation guaranteed by, that person for money borrowed,

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  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

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  every capital lease obligation of that person,

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  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

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  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the junior subordinated indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other indebtedness which ranks equally with, or junior to, the junior subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The junior subordinated indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The junior subordinated indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debt securities.

Governing Law

        The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

        The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The trustee will not be required to expend or risk its own funds or incur personal financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF CAPITAL STOCK OF PRINCIPAL FINANCIAL GROUP, INC.

        Our authorized capital stock consists of 2.5 billion shares of common stock and 500 million shares of preferred stock.

        As of March 31, 2020, we had 273,388,576 million outstanding shares of common stock.

        The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation ("certificate of incorporation"), our Amended and Restated By-Laws ("by-laws") and the Delaware General Corporation Law ("DGCL"), and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our certificate of incorporation and by-laws are filed as exhibits to the registration statement that includes this prospectus and are incorporated by reference herein. See "Where You Can Find More Information" for information on how to obtain copies of our certificate of incorporation and by-laws.

Common Stock

        Holders of common stock are entitled to receive such dividends as may from time to time be declared by our board of directors out of funds legally available for the payment of such dividends. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of Principal Financial Group, Inc., holders of common stock are entitled to share equally and ratably in the assets of Principal Financial Group, Inc., if any, remaining after the payment of all liabilities of Principal Financial Group, Inc. and the liquidation preference of any outstanding class or series of preferred stock. The rights and privileges of holders of common stock are subject to any series of preferred stock that we may issue in the future, as described below. Our common stock is listed on the Nasdaq under the symbol "PFG".

Preferred Stock

        We will describe the particular terms of any series of preferred stock and any related guarantee in the prospectus supplement relating to the offering.

        Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the voting rights, designations, preferences and qualifications, limitations and restrictions of the shares constituting any series, without any further vote or action by our stockholders. The issuance of preferred stock by our board of directors could adversely affect the rights of holders of common stock.

        We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of preferred stock through a certificate of designation adopted by our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common stock that you will receive as a holder of preferred stock would be converted or exchanged.

Change of Control Related Provisions in Our Certificate of Incorporation and By-Laws, and Delaware and Other State Law

        A number of provisions of our certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of our certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential antitakeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the DGCL and Iowa and other state insurance laws may also have an antitakeover effect. The following description of selected provisions of our certificate of incorporation and by-laws and selected provisions of the DGCL and Iowa and other state insurance laws are necessarily general and reference should be made in each case to our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement that includes this prospectus, and to the provisions of those laws. See "Where You Can Find More Information" for information on where to obtain a copy of our certificate of incorporation and by-laws.

  Unissued Shares of Capital Stock

        Common Stock.    As of March 31, 2020, we had 273,388,576 million outstanding shares of common stock. The remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

        Preferred Stock.    Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by our stockholders. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

        Classified Board of Directors and Removal of Directors.    Our certificate of incorporation provides that the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our certificate of incorporation also provides that directors may be removed only for cause at a meeting of stockholders by a vote of a majority of the shares then entitled to vote. This provision may have the effect of slowing or impeding a change in membership of our board of directors that would effect a change of control.

        Restriction on Maximum Number of Directors and Filling of Vacancies on our Board of Directors.    Our by-laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors shall at no time consist of fewer than three directors. Stockholders can only remove a director for cause by a vote of a majority of the shares entitled to vote, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, may be filled by a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled, it shall be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

        Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent.    Our by-laws provide for advance notice requirements for stockholder proposals and nominations for director, including those set forth under "—Proxy Access" below. In addition, under the provisions of both our certificate of incorporation and by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called meeting. The Chairman of the board of directors, chief executive officer, or, under some circumstances, the president or any vice president, and the board of directors may call a special meeting. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

        Proxy Access.    Our by-laws contain a "proxy access" provision that permits a stockholder or group of up to 20 stockholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate one or more candidates for election to the board of directors, and requires us to include such candidate(s) in our proxy materials for the meeting at which such election will be held, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our by-laws. The maximum number of nominees that may be included in the proxy materials pursuant to the proxy access provision may not exceed the greater of two directors or 20% of the number of directors in office. An eligible stockholder proposing to nominate a person for election to the board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement delivered in connection with the immediately preceding year's annual meeting of stockholders (or, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, no later than the close of business on the day that is 180 days prior to such other meeting date or the tenth day following the date such other meeting date is first publicly announced or disclosed, whichever first occurs).

  Limitations on Director Liability

        Our certificate of incorporation contains a provision that is designed to limit our directors' liability. Specifically, directors will not be held liable to Principal Financial Group, Inc. for monetary damages for breach of their fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the DGCL and any amendments to that law.

        The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of Principal Financial Group, Inc. unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our certificate of incorporation does not eliminate our directors' duty of care. The inclusion of this provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Principal Financial Group, Inc. and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

        Our by-laws also provide that we will indemnify our directors and officers. We are required to indemnify our directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending, threatened or completed legal proceedings because of the director's or officer's position with Principal Financial Group, Inc. or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of Principal Financial Group, Inc.

        Supermajority Voting Requirement for Amendment of Certain Provisions of our Certificate of Incorporation and By-Laws.    The provisions of our certificate of incorporation governing, among other things the classified board, the director's discretion in determining what he or she reasonably believes to be in the best interests of Principal Financial Group, Inc., the liability of directors and the elimination of stockholder actions by written consent may not be amended, altered or repealed unless the amendment is approved by the vote of holders of three-fourths of the shares then entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the DGCL for the repeal or amendment of such provisions of the certificate of incorporation. Our by-laws may be amended by the board of directors or by the vote of holders of three-fourths of the shares then entitled to vote. These provisions make it more difficult for any person to remove or amend any provisions that have an antitakeover effect.

        Business Combination Statute.    In addition, as a Delaware corporation, we are subject to Section 203 of the DGCL, unless we elect in our certificate of incorporation not to be governed by the provisions of Section 203. We have not made that election. Section 203 can affect the ability of an "interested stockholder" of Principal Financial Group, Inc. to engage in business combinations, such as mergers, consolidations or acquisitions of additional shares of Principal Financial Group, Inc., for a period of three years following the time that the stockholder becomes an "interested stockholder." An "interested stockholder" is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (a) the business combination or transaction which results in the stockholder becoming an "interested stockholder" is approved by the corporation's board of directors prior to the time the stockholder becomes an "interested stockholder" or (b) the "interested stockholder," upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

  Limitations on Acquisitions of Securities

        State insurance laws and other related state laws could be a significant deterrent to any person interested in acquiring control of Principal Financial Group, Inc. The insurance holding company and other insurance laws of many states regulate changes of control of insurance holding companies, such as Principal Financial Group, Inc. A change of control is generally presumed upon acquisitions of 10% or more of voting securities. The Iowa and Arizona insurance holding company laws and other Delaware, Vermont and California laws and regulations, which are applicable to us, require filings in connection with proposed acquisitions of control of domestic insurance companies and other regulated entities. These insurance holding company laws and other laws and regulations prohibit a person from acquiring direct or indirect control of an insurer or other regulated entity incorporated in the relevant jurisdiction without prior regulatory approval.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

        We may elect to offer depositary shares representing receipts for fractional interests in debt securities, junior subordinated debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, junior subordinated debt security or share of a particular series of preferred stock, as the case may be.

        We will deposit the debt securities, junior subordinated debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security, junior subordinated debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security, junior subordinated debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

        The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, junior subordinated debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

        If we redeem a debt security, junior subordinated debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, junior subordinated debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, junior subordinated debt securities or preferred stock. Whenever we redeem debt securities, junior subordinated debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, junior subordinated debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

        Upon receipt of notice of any meeting at which you, as a holder of interests, in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities or junior subordinated debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities or junior subordinated debt securities represented by that holder's depositary shares or how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, junior subordinated debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or junior subordinated debt securities or to vote the amount of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or junior subordinated debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

        The deposit agreement will terminate if:

  •
  all outstanding depositary shares have been redeemed, or

  •
  there has been a complete repayment or redemption of the debt securities or junior subordinated debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, junior subordinated debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, junior subordinated debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, junior subordinated debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, junior subordinated debt securities or preferred stock, as the case may be.

        Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, junior subordinated debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, junior subordinated debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

 DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities, junior subordinated debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

        The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Debt Warrants

        We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities or junior subordinated debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

  •
  the title of the debt warrants,

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  the debt securities for which the debt warrants are exercisable,

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  the aggregate number of the debt warrants,

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  the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise,

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  currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

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  the procedures and conditions relating to the exercise of the debt warrants,

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  the designation and terms of any related debt securities or junior subordinated debt securities and guarantee issued with the debt warrants, and the number of debt warrants issued with each debt security,

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  the date, if any, from which you may separately transfer the debt warrants and the related securities,

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  the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

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  the maximum or minimum number of the debt warrants which you may exercise at any time,

  •
  if applicable, a discussion of material United States federal income tax considerations,

  •
  any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

  •
  the terms of the securities you may purchase upon exercise of the debt warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities or junior subordinated debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities or junior subordinated debt securities purchasable upon the exercise.

Other Warrants

        We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

  •
  the title of the warrants,

  •
  the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants,

  •
  the aggregate number of the warrants,

  •
  the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased,

  •
  currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

  •
  the procedures and conditions relating to the exercise of the warrants,

  •
  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

  •
  the date, if any, from which you may separately transfer the warrants and the related securities,

  •
  the date on which your right to exercise the warrants commences, and the date on which your right expires,

  •
  the maximum or minimum number of warrants which you may exercise at any time,

  •
  if applicable, a discussion of material United States federal income tax considerations, and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

        We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amounts of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

        We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

 DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock or other securities, property or assets, at a future date or dates. Alternatively, the purchase contacts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, junior subordinated debt securities, depositary shares representing fractional interests in debt securities, junior subordinated debt securities, or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the purchase contract. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any purchase contracts or purchase units and any related guarantee.

PLAN OF DISTRIBUTION

        We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we designate may solicit offers to purchase the securities.

  •
  We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

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  Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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  Agents may be deemed to be underwriters under the Securities Act of 1933, as amended (the "Securities Act") of any of the securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of the securities.

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  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

  •
  We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

  •
  The underwriters will use the applicable prospectus supplement to sell the securities.

        We may use a dealer to sell the securities.

  •
  If we use a dealer, we, as principal, will sell the securities to the dealer.

  •
  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

  •
  We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

        We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

  •
  We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

        We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

        We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

        If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority ("FINRA") member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

        Any underwriters, agents, dealers or remarketing firms will be identified and their compensation described in a prospectus supplement.

 VALIDITY OF SECURITIES

        Unless we state otherwise in the applicable prospectus supplement the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Principal Financial Group, Inc. appearing in Principal Financial Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2019 (including schedules appearing therein), and the effectiveness of Principal Financial Group, Inc.'s internal control over financial reporting as of December 31, 2019 (excluding the internal control over financial reporting of the Institutional Retirement & Trust business of Wells Fargo Bank, N.A.), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Principal Financial Group, Inc.'s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the Institutional Retirement & Trust business of Wells Fargo Bank, N.A. from the scope of such firm's audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC's Internet site.

        Our common stock is listed on the Nasdaq. You can also inspect reports and other information concerning us at the office of The Nasdaq Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.

 INCORPORATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019,

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020,

  •
  description of our common stock and the rights associated with our common stock contained in our registration statements on Form 8-A, dated October 10, 2001,

  •
  our Proxy Statement dated April 6, 2020; and

  •
  all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than reports or portions thereof furnished under Item 2.02 or 7.01 on Form 8-K and not specifically incorporated by reference, after the date of this prospectus.

        You can obtain any filing incorporated by reference into this prospectus through us or from the SEC through the SEC's Internet site. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Office of the Corporate Secretary, Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392 (Telephone: (515) 247-5111).

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth those expenses to be incurred by Principal Financial Group, Inc. in connection with the issuance and distribution of the securities being registered. Except for the SEC filing fee, all amounts shown are estimates.

SEC filing fee		$0	*
Fees and expenses of trustees			*
Printing and engraving expense			**
Accountant's fees and expenses			**
Legal fees and expenses			**
Miscellaneous expenses			**

Total	$		**

*
The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee.

**
Estimated expenses are not presently known.

Item 15.    Indemnification of Directors and Officers

Principal Financial Group, Inc.

        Principal Financial Group, Inc.'s amended and restated certificate of incorporation provides that its directors will not be liable to Principal Financial Group, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the General Corporation Law of the State of Delaware and any amendments to that law. Principal Financial Group, Inc.'s amended and restated by-laws also provide indemnification for its directors and officers. Principal Financial Group, Inc. is required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending, threatened or completed legal proceedings because of the director's or officer's position with Principal Financial Group, Inc. or another entity that the director or officer serves at Principal Financial Group, Inc.'s request, subject to various conditions, and to advance funds to its directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of Principal Financial Group, Inc.

Principal Financial Services, Inc.

        The Iowa Business Corporation Act grants Principal Financial Services, Inc. the power to indemnify its directors and officers against liabilities under certain circumstances. The articles of incorporation and the by-laws of Principal Financial Services, Inc. provide for indemnification of directors, officers and employees to the full extent provided by the Iowa Business Corporation Act. The articles of incorporation and the by-laws provide that Principal Financial Services, Inc. shall indemnify its directors and officers, as provided under the Iowa Business Corporation Act subject to the limitations as may be established by the board of directors of Principal Financial Services, Inc. The articles of incorporation further provide that a director shall not be personally liable to Principal Financial Services, Inc. or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for a breach of the director's duty of loyalty to Principal Financial Services, Inc. or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (c) for a transaction from which the director derives an improper personal benefit or (d) under Section 490.833 of the Iowa Business Corporation Act (relating to certain unlawful distributions to shareholders).

        The by-laws provide that Principal Financial Services, Inc. shall indemnify, directly or through insurance coverage, its directors and officers against all damages, awards, legal fees and other expenses reasonably incurred in connection with or resulting from any proceeding because of the director's or officer's position with Principal Financial Services, Inc. or another entity that the director or officer serves at Principal Financial Services, Inc.'s request. The by-laws further state that the indemnification provided therein shall not be deemed exclusive and shall be in addition to any rights as may be otherwise provided as a matter of law subject to such limitations as may be established by the board of directors of Principal Financial Services, Inc.

Item 16.    Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1
Amended and Restated Certificate of Incorporation of Principal Financial Group, Inc. (incorporated by reference to Exhibit 3.1 to Principal Financial Group Inc.'s Current Report on Form 8-K filed with the SEC on June 17, 2005 (File No. 001-16725)).
3.2
Amended and Restated By-Laws of Principal Financial Group, Inc. (incorporated by reference to Exhibit 3.1 to Principal Financial Group Inc.'s Current Report on Form 8-K filed with the SEC on March 2, 2018 (File No. 001-16725)).
4.1
Form of Certificate for the Common Stock of Principal Financial Group, Inc. par value $0.01 per share (incorporated by reference to Exhibit 4.1 to Principal Financial Group Inc.'s Registration Statement on Form S-1, as amended, filed with the SEC on August 2, 2001 (File No. 333-62558)).
4.2
Senior Indenture, dated as of May 21, 2009, among Principal Financial Group, Inc., as issuer, Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Principal Financial Group Inc.'s Current Report on Form 8-K filed with the SEC on May 21, 2009 (File No. 001-16725)).
4.3
Form of Subordinated Indenture to be entered into among Principal Financial Group, Inc., Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to Principal Financial Group Inc.'s Registration Statement on Form S-3ASR, filed with the SEC on May 3, 2017 (File No. 333-217624)).
4.4
Junior Subordinated Indenture, dated as of May 7, 2015, among Principal Financial Group, Inc., as issuer, Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to Principal Financial Group Inc.'s Current Report on Form 8-K filed with the SEC on May 7, 2015 (File No. 001-16725)).
4.5	Form of Depositary Receipt.*
4.6	Form of Depositary Agreement.*
4.7	Form of Warrant Agreement, including form of Warrant.*
4.8	Form of Purchase Contract Agreement.*

Exhibit No.	Description
4.9	Form of Pledge Agreement.*
4.10	Form of Global Security (Senior Debt) (included in Exhibit 4.2).
4.11	Form of Global Security (Subordinated Debt) (included in Exhibit 4.3).
4.12	Form of Global Security (Junior Subordinated Debt).*
4.13	Form of Guarantee of Principal Financial Services, Inc. with respect to Preferred Stock of Principal Financial Group, Inc.*
4.14	Form of Guarantee of Principal Financial Services, Inc. with respect to Depositary Shares of Principal Financial Group, Inc.*
4.15	Form of Guarantee of Principal Financial Services, Inc. with respect to Warrants of Principal Financial Group, Inc.*
4.16	Form of Guarantee of Principal Financial Services, Inc. with respect to Purchase Contracts of Principal Financial Group, Inc.*
4.17	Form of Guarantee of Principal Financial Services, Inc. with respect to Purchase Units of Principal Financial Group, Inc.*
4.18	Form of Guarantee of Principal Financial Services, Inc. with respect to Senior Debt of Principal Financial Group, Inc.
4.19	Form of Guarantee of Principal Financial Services, Inc. with respect to Subordinated Debt of Principal Financial Group, Inc.
4.20	Form of Guarantee of Principal Financial Services, Inc. with respect to Junior Subordinated Debt of Principal Financial Group, Inc.
5.1	Opinion of Debevoise & Plimpton LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).
24.1	Powers of Attorney for Principal Financial Group, Inc.
24.2	Powers of Attorney for Principal Financial Services, Inc.
25.1
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Senior Indenture, dated as of May 21, 2009, relating to the Senior Debt Securities.
25.2
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Form of Subordinated Indenture relating to the Subordinated Debt Securities.
25.3
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Junior Subordinated Indenture dated as of May 7, 2015, relating to the Junior Subordinated Debt Securities.
25.4
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Form of Guarantee by Principal Financial Services, Inc. with respect to the Senior Debt Securities of Principal Financial Group, Inc.

Exhibit No.	Description
25.5	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Form of Guarantee by Principal Financial Services, Inc. with respect to the Subordinated Debt Securities of Principal Financial Group, Inc.
25.6
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Form of Guarantee by Principal Financial Services, Inc. with respect to the Junior Subordinated Debt Securities of Principal Financial Group, Inc.

*
To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

Item 17.    Undertakings

        (a)   Rule 415 Offering

        Each undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (b)   Filings Incorporating Subsequent Exchange Act Documents by Reference

        Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Equity Offerings of Nonreporting Registrants

        Each of the trusts hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (d)   SEC Position on Indemnification for Securities Act Liabilities

        Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (e)   Rule 430A Offering

        Each undersigned registrant hereby undertakes that:

          (1)   for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (f)    Qualification of Trust Indentures for Delayed Offerings

        Each undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Principal Financial Group, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Moines, Iowa, on this 29th day of April, 2020.

PRINCIPAL FINANCIAL GROUP, INC.
By:	/s/ DEANNA D. STRABLE-SOETHOUT
	Name:	Deanna D. Strable-Soethout
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL J .HOUSTON Daniel J. Houston	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2020
/s/ DEANNA D. STRABLE-SOETHOUT Deanna D. Strable-Soethout	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 29, 2020
* Jonathan S. Auerbach	Director	April 29, 2020
* Betsy J. Bernard	Director	April 29, 2020
* Jocelyn Carter-Miller	Director	April 29, 2020
* Michael T. Dan	Director	April 29, 2020
* C. Daniel Gelatt	Director	April 29, 2020

Signature		Title	Date

* Sandra L. Helton		Director	April 29, 2020
* Roger C. Hochschild		Director	April 29, 2020
* Scott M. Mills		Director	April 29, 2020
* Diane C. Nordin		Director	April 29, 2020
* Blair C. Pickerell		Director	April 29, 2020
* Elizabeth E. Tallett		Director	April 29, 2020
*By:	/s/ CHRISTOPHER J. LITTLEFIELD Christopher J. Littlefield As Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, Principal Financial Services, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Moines, Iowa, on this 29th day of April, 2020.

PRINCIPAL FINANCIAL SERVICES, INC.
By:	/s/ CHRISTOPHER J. LITTLEFIELD
	Name:	Christopher J. Littlefield
	Title:	Executive Vice President, General Counsel & Secretary

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL J .HOUSTON Daniel J. Houston	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2020
/s/ DEANNA D. STRABLE-SOETHOUT Deanna D. Strable-Soethout	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 29, 2020
* Jonathan S. Auerbach	Director	April 29, 2020
* Betsy J. Bernard	Director	April 29, 2020
* Jocelyn Carter-Miller	Director	April 29, 2020
* Michael T. Dan	Director	April 29, 2020
* C. Daniel Gelatt	Director	April 29, 2020

Signature		Title	Date

* Sandra L. Helton		Director	April 29, 2020
* Roger C. Hochschild		Director	April 29, 2020
* Scott M. Mills		Director	April 29, 2020
* Diane C. Nordin		Director	April 29, 2020
* Blair C. Pickerell		Director	April 29, 2020
* Elizabeth E. Tallett		Director	April 29, 2020
*By:	/s/ CHRISTOPHER J. LITTLEFIELD Christopher J. Littlefield As Attorney-In-Fact